Exhibit 10.14

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

SPLITTY TRAVEL LTD.

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by _________________ (the “Investor”) of US$__________________ (the “Purchase Amount”) on or about Closing Date (as defined below), Splitty Travel Ltd., a company incorporated under the laws of the State of Israel, company no. 51-570301-5 (the “Company”), shall issue to the Investor the right to certain shares of the Company’s share capital, subject to the terms set forth below.

This SAFE is one in a series of Simple Agreements for Future Equity bearing identical terms (the “SAFE Agreements”) executed or to be executed between the Company and certain investors, prior to, on or following the date hereof and until the Closing Date (“Investors”).

The “Valuation Cap” is $21,000,000.

The “Discount Rate” is 90%.

See Section 2 for certain additional defined terms.

1. Events

(a) Equity Financing. If there is an Equity Financing before the expiration or termination of this instrument, the Company will automatically, in conjunction with the consummation of the Equity Financing, issue to the Investor a number of Safe Preferred Shares equal to the Purchase Amount divided by the Conversion Price, provided however, that, except if the Equity Financing is a Down Round, if the Conversion Price obtained pursuant to the terms hereof is lower than the Minimum PPS, then the number of Safe Preferred Shares that the Company will issue to the Investor in conjunction with the consummation of the Equity Financing shall be equal to the Purchase Amount divided by the Minimum PPS. Notwithstanding the foregoing, if the Equity Financing is made at a Company valuation which is lower than the Minimum Valuation (a “Down Round”), the number of Safe Preferred Shares that the Company will issue to the Investor in conjunction with the consummation of the Equity Financing shall be equal to the price per share determined in such Equity Financing (without a discount thereon).

In connection with the issuance of Safe Preferred Shares by the Company to the Investor pursuant to this Section 1(a), the Investor will execute and deliver to the Company all transaction documents related to the Equity Financing, applicable to the Investor; provided, that such documents are substantiality the same documents to be entered into with the purchasers of Standard Preferred Shares, with appropriate variations for the Safe Preferred Shares if applicable.

(b) Liquidity Event. If there is a Liquidity Event before the expiration or termination of this instrument, the Investor will, at its option, either (i) receive a cash payment equal to the Purchase Amount (subject to the following paragraph) or (ii) receive from the Company a number of Ordinary Shares equal to the Purchase Amount divided by the Liquidity Price, if the Investor fails to select the cash option, within 7 days from notice by the Company of the final terms of such Liquidity Event.

In connection with Section (b)(i), the Purchase Amount will be due and payable by the Company to the Investor solely upon the consummation of the Liquidity Event and shall be payable in preference to any prior to any Distribution to any Company equityholders or any equity entitlements owed by the Company. If there are not enough funds to pay the Investor and holders of other Safes (collectively, the “Cash-Out Investors”) in full, then all of the Company’s funds available for Distribution will be distributed with equal priority and pro rata among the Cash-Out Investors in proportion to their Purchase Amounts, and the Cash-Out Investors will receive the number of Ordinary Shares equal to the remaining unpaid Purchase Amount divided by the Liquidity Price.

(c) Dissolution Event. If there is a Dissolution Event before this instrument expires or terminates, the Company will pay an amount equal to the Purchase Amount, due and payable to the Investor solely upon the occurrence of a Dissolution Event; provided however, that Investor shall be entitled to convert this Safe into the most senior class of Company shares existing at such time in the Company’s Articles of Association, at a conversion price equal to the Safe Price (the “Pre-Dissolution Conversion”). Unless the Investor opts for the Pre-Dissolution Conversion, the Purchase Amount will be paid prior and in preference to any Distribution of any of the assets of the Company to holders of outstanding Share Capital by reason of their ownership thereof. If immediately prior to the consummation of the Dissolution Event, the assets of the Company legally available for distribution to the Investor and all holders of all other Safes (the “Dissolving Investors”), as determined in good faith by the Company’s board of directors, are insufficient to permit the payment to the Dissolving Investors of their respective Purchase Amounts, then, subject to applicable law, the entire assets of the Company legally available for distribution will be distributed with equal priority and pro rata among the Dissolving Investors in proportion to the Purchase Amounts they would otherwise be entitled to receive pursuant to this Section 1(c).

(d) Distribution. If there is a Distribution before this instrument expires or terminates, the Investor shall be afforded a right to convert the Purchase Amount, prior to the time of such Distribution (and notice of such Distribution shall be provided to the Investor by the Company, at least 7 days prior to the effective date of such Distribution) into the most senior class of shares of the Company outstanding at such time, at a price per share equal to the Safe Price.

(e) Termination. This instrument will expire and terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this instrument) upon either (i) the issuance of shares to the Investor pursuant to Section 1(a) or Section 1(b)(ii) or Section 1(d); or (ii) the payment, or setting aside for payment, of amounts due the Investor pursuant to Section 1(b)(i) or Section 1(c).

2. Definitions

“Share Capital” means the share capital of the Company, including, without limitation, “Ordinary Shares” and the “Preferred Shares.”

“Change of Control” means (i) a transaction or series of related transactions as a result of which more than 50% of the Share Capital are transferred to any third party (other than the issuance of shares by the Company solely in connection with a round of financing), (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (iii) a sale, lease or other disposition with the same economic effect of a sale of all or substantially all of the assets of the Company, or (iv) the grant of an exclusive and substantially worldwide license to all or substantially all of the intellectual property of the Company with the same economic effect of a sale.

“Closing Date” a date agreed between the Company and the majority of the Investors, occurring no later than 10 business days after the Company enters into SAFE Agreements for an aggregate investment thereunder of at least US$1,000,000.

“Company Capitalization” means the sum, as of immediately prior to the Equity Financing, of: (1) all Company shares (on an as-converted basis) issued and outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding (A) this instrument, (B) all other SAFE Agreements, and (C) other Safes and convertible notes; and (2) all shares reserved and available for future grant under any equity incentive or similar plan of the Company, and/or any equity incentive or similar plan to be created or increased in connection with the Equity Financing.

“Conversion Price” means either: (1) the Safe Price, or (2) the Discount Price, whichever calculation results in a greater number of Safe Preferred Shares.

“Discount Price” means the price per share of the Preferred Shares sold in the Equity Financing multiplied by the Discount Rate.

“Distribution” means the transfer to holders of Share Capital by reason of their ownership thereof of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Ordinary Shares payable in Ordinary Shares, or the purchase or redemption of Ordinary Shares by the Company or its subsidiaries for cash or property other than: (i) repurchases of Ordinary Shares held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to an agreement providing, as applicable, a right of first refusal or a right to repurchase shares upon termination of such service provider’s employment or services; or (ii) repurchases of Share Capital in connection with the settlement of disputes with any shareholder of the Company.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company raises at least $3,000,000 (excluding any convertible securities such as warrants, SAFEs or convertible loan agreements) at a fixed Company valuation in return for the issuance of Standard Preferred Shares.

“Initial Public Offering” means the closing of the Company’s first firm commitment underwritten initial public offering of Ordinary Shares pursuant to a registration statement filed under the Securities Act or any other securities act in any other jurisdiction.

“Liquidity Capitalization” means the number, as of immediately prior to the Liquidity Event, of Company shares (on an as-converted basis) outstanding, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding: (i) shares reserved and available for future grant under any equity incentive or similar plan; (ii) this instrument; (iii) other SAFE Agreements; and (iv) other Safes and convertible notes.

“Liquidity Event” means a Change of Control or an Initial Public Offering.

“Liquidity Price” means the price per share equal to the Valuation Cap divided by the Liquidity Capitalization.

“Minimum PPS” means the price per share equal to the Minimum Valuation divided by the Company Capitalization.

“Minimum Valuation” means US$19,500,000.

“Safe” means an instrument containing a future right to shares of Share Capital, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations.

“Safe Preferred Shares” means the shares of a series of Preferred Shares issued to the Investor in an Equity Financing, having the identical rights, privileges, preferences and restrictions as the Standard Preferred Shares, other than with respect to: (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the Conversion Price; and (ii) the basis for any dividend rights, which will be based on the Conversion Price.

“Safe Price” means the price per share equal to the Valuation Cap divided by the Company Capitalization.

“Standard Preferred Shares” means the Preferred Shares issued to the investors investing new money in the Company in the framework of the Equity Financing.

“Subsequent Convertible Securities” means convertible securities that the Company may issue after the issuance of this instrument with the principal purpose of raising capital, including but not limited to, other Safes, convertible debt instruments and other convertible securities. Subsequent Convertible Securities excludes: (i) options issued pursuant to any equity incentive or similar plan of the Company; (ii) convertible securities issued or issuable to (A) banks, equipment lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing or commercial leasing or (B) suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions; and (iii) convertible securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships.

3. “MFN” Amendment Provision. If the Company issues any Subsequent Convertible Securities prior to termination of this Safe, the Company will, subject to customary confidentiality undertakings, promptly provide the Investor with written notice thereof, together with a copy of such Subsequent Convertible Securities and, upon written request of the Investor, any additional information related to such Subsequent Convertible Securities as may be reasonably requested by the Investor. In the event the Investor determines that the terms of the Subsequent Convertible Securities are preferable to the terms of this instrument, the Investor will notify the Company in writing. Promptly after receipt of such written notice from the Investor, the Company agrees to amend and restate this instrument to be identical to the instrument(s) evidencing the Subsequent Convertible Securities.

4. Company Representations and Covenants

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this instrument is within the corporate power of the Company and, other than with respect to the actions to be taken when equity is to be issued to the Investor, has been duly authorized by all necessary actions on the part of the Company. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c) The performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this instrument, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Share Capital issuable pursuant to Section 1.

5. Investor Representations

(a) The Investor has full legal capacity, power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Investor is an accredited investor, qualified investor, sophisticated investor or similar definition under Investor’s applicable jurisdiction, which exempts the issuance of shares to the Investor from prospectus, registration statement or other regulatory requirements.

(c) The Investor has been advised that this instrument and the underlying securities have not been registered under any securities laws and, therefore, may not be resold unless they are duly registered under applicable law, or unless an exemption from such registration requirements is available. The Investor is purchasing this instrument and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

6. Miscellaneous

(a) Any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and those Investors who have invested over 50% of the aggregate amounts invested under this Agreement and all other SAFE Agreements, at such time.

(b) Any notice required or permitted by this instrument will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c) The Investor is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of Share Capital for any purpose, nor will anything contained herein be construed to confer on the Investor, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until shares have been issued upon the terms described herein.

(d) Neither this instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, that the Company may assign this instrument in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(e) In the event any one or more of the provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this instrument operate or would prospectively operate to invalidate this instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this instrument and the remaining provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed by the laws of the State of Israel, without regard to the conflicts of law provisions of such jurisdiction.

(g) Acknowledging that the Company is subject to the provisions of the Israeli Research & Development Law - 1984 and of the rules and regulations promulgated thereunder, including the rules and regulations of the Israeli Innovation Authority (the “IIA”), by virtue of receiving a grant from the IIA, the Investor agrees that upon conversion of the Purchase Amount in accordance with the terms herein, the Investor shall execute a standard undertaking towards the IIA, but only if such is required by applicable law.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

SPLITTY TRAVEL LTD.

By:
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